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                                                                    Exhibit 23.2
                                                                    ------------


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of BWAY Corporation of our report dated July 31, 1996 relating to the financial statements of Davies Can which appears in the current report on Form 8-K/A of BWAY Corporation filed August 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania

July 29, 1997